EXHIBIT A

[FORM OF FACE OF RECEIPT]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (11) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS OR OTHER PAYMENTS.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share

Represents one Deposited Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

REPRESENTING

DEPOSITED NON PAR VALUE ORDINARY BEARER SHARES

OF

RWE AKTIENGESELLSCHAFT

(Organized under the laws of the Federal Republic of Germany)

THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that __________________ is the owner of ________________ American Depositary Shares, representing deposited Non Par Value Ordinary Bearer Shares (the "Shares"), of RWE Aktiengesellschaft, a stock corporation organized and existing under the laws of the Federal Republic of Germany (the "Company").  At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is the Frankfurt/Main offices of BHF-Bank and Commerz Bank AG.  The ratio of Shares to American Depositary Shares is subject to amendment as provided in Article 4 of the Deposit Agreement.

(1)

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of March 22, 1995, as Amended and Restated as of February 2, 1996, and as Amended and Restated as of ____________, 2007, (herein called the "Deposit Agreement"), among the Company, the Depositary and all Holders (including beneficial owners) from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received by the Depositary or the Custodian in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Principal Office and at the Principal Office of the Custodian.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)

SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon (i) delivery to the Depositary of this Receipt for the purpose of withdrawal of a whole number of Deposited Securities represented by American Depositary Shares evidenced by this Receipt, (ii) payment to the Depositary of the fee of the Depositary for the surrender of Receipts as provided in Paragraph (8) of this Receipt and Section 5.8 of the Deposit Agreement by the person delivering this Receipt for cancellation and payment of all taxes, duties and other governmental charges and fees payable in connection with the delivery of Deposited Securities against the surrender of this Receipt, and (iii) delivery of written instructions of the Holder of such Receipt to the Depositary directing the Depositary to cause a whole number of Deposited Securities to be withdrawn and delivered, and a new Receipt evidencing any fractional Deposited Securities and any Deposited Securities not being withdrawn, to be delivered to or upon the written order of a person or persons designated in such instructions, the Holder hereof is entitled to delivery, to him or upon his order, of such whole number of Deposited Securities, represented by  American Depositary Shares evidenced by this Receipt, requested to be withdrawn upon the instructions of the Holder, together with a new Receipt evidencing any fractional Deposited Securities and any Deposited Securities not being withdrawn.  Such delivery of Deposited Securities and new Receipt, if any, shall be made without unreasonable delay and, at the option of such Holder, either at the Principal Office  of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Holder hereof.

At the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2 of the Deposit Agreement, the Depositary shall direct the Custodian to forward any cash or other property (other than rights), and a certificate or certificates (if certificated Deposited Securities may be delivered) and other proper documents of title, if any, for the Deposited Securities requested to be withdrawn to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by mail or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing a fractional interest in one Share or one other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing other than a whole number of Deposited Securities, together with payment and delivery of written instructions for withdrawal of Deposited Securities as required under this Paragraph and Section 2.6 of the Deposit Agreement, the Depositary shall cause the whole number of Deposited Securities requested to be withdrawn by the Holder of such Receipt to be withdrawn and delivered to or upon the order of such Holder and shall issue and deliver to or upon the order of the person surrendering such Receipt, a new Receipt evidencing American Depositary Shares representing the Deposited Securities not requested to be withdrawn, including any fractional interests in the Deposited Securities.

(3)

REGISTRATION OF TRANSFER; ISSUANCE OF NEW RECEIPTS.

This Receipt is transferable on the transfer books of the Depositary upon receipt of proper documentation therefor requested by the Depositary, including without limitation, surrender of this Receipt by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by any applicable law; provided, however, that the Depositary may close the transfer books at any time or from time to time when transfer agents located in The City of New York generally close their transfer books and at any other time, following consultation with the Company, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement, or at the request of the Company.  This Receipt may be surrendered for the purpose of obtaining a lesser or greater number of Receipts evidencing  the same aggregate whole number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

As a condition precedent to the execution and delivery, registration of transfer or surrender of this Receipt, the delivery of any distribution in respect hereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the Holder, the presenter of this Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in Paragraph (8) of this Receipt and Section 5.8 of the Deposit Agreement, (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement, and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instance may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary, after consultation with the Company (to the extent that it is not practicable for the Depositary to consult with the Company, the Depositary will promptly notify the Company after taking such action and explain its reasons for doing so), or the Company at any time or from time to time for any reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, neither the Depositary nor the Custodian shall knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares.  The Depositary and the Custodian will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.

(5)

LIABILITY OF HOLDER FOR TAXES AND OTHER CHARGES.

If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may refuse  to effect any registration of transfer of all or part of this Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Holder hereof remaining liable for any deficiency.

(6)

WARRANTIES OF DEPOSITORS.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been validly issued, fully paid and are nonassessable and are free of any preemptive rights of the holders of outstanding Shares, (iii) such Shares are accompanied by all dividend coupons in respect of dividends to be paid in the future on such Shares and rights to receive such dividend coupons (or appropriate evidence thereof), (iv) the person making such deposit is duly authorized to do so, and (v) the deposit of such Shares or sale of Receipts issuable upon such deposit is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts.

(7)

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

In order to enable the Depositary and the Company to comply with applicable laws and to perform their respective obligations under the Deposit Agreement, any person depositing Shares or any Holder of this Receipt may be required from time to time (a) to file proof of (i) citizenship or residence, (ii) exchange control approval and payment of all taxes and other governmental charges, (iii) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement, and (iv) legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of  such interest, and (b) to execute and deliver such certificates and to make such representations and warranties in addition to those set forth in Paragraph (6) of this Receipt and Section 2.3 of the Deposit Agreement as the Depositary or the Company may deem necessary or proper.  The Depositary may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Company and the Depositary.  No Shares shall be accepted for deposit unless accompanied by all dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons (or appropriate evidence thereof) and by evidence reasonably satisfactory to the Depositary that all necessary approvals, if any, have been granted by the European Central Bank or any governmental authority or body which is then performing the function of the regulation of currency exchange in Germany.

If required by the Depositary and provided that no applicable German law is violated thereby, Shares presented for deposit in accordance with the Deposit Agreement at any time shall, subject to the provisions of Article 4 of the Deposit Agreement, also be accompanied by an agreement, assignment or other instrument reasonably satisfactory to the Depositary providing the Custodian or the Depositary, as the case may be, the right to receive all dividends, the right to subscribe for additional Shares or any other securities or the right to receive other property and the right to vote, which any Holder has in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

(8)

CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued or by the Holder (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.5 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers or exchanges of Shares generally and applicable to transfers of Shares to the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such air courier, cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such external out-of-pocket expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.8 of the Deposit Agreement, (5) a fee of $5.00 or less per 100  American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.4, 4.5 or 4.6 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.6 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.3 through 4.6 thereof, and (7) a fee for the distribution of securities pursuant to Section 4.4 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Holders.

All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time.  However, any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges) or which otherwise prejudices any substantial existing right of Holders will not become effective as to outstanding Receipts until the expiration of 30 days after written notice thereof is given to Holders.

(9)

TITLE TO RECEIPT.

It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may deem and treat the Holder of this Receipt as the absolute owner hereof for all purposes, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and the Depositary shall not have any obligation nor be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Holder hereof.

(10)

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless this Receipt shall have been issued, dated and executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of such Registrar and dated by such signatory.

(11)

COMPLIANCE WITH LAW.

Each Holder agrees that such Holder is bound by and subject to the Satzung as if such Holder were a holder of  Shares, and each Holder agrees to comply with all applicable provisions of German law and the Satzung with regard to notification to the Company and any governmental authorities of such Holder's interest in Shares, including any provision requiring such Holder to disclose voting rights amounting to, exceeding or falling below 5, 10, 25, 50 and 75% of the voting rights in the Company or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.  Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's voting rights or interest in Shares may result in the withholding of certain rights in respect of such Holder's American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares.

(12)

DISCLOSURE OF BENEFICIAL OWNERSHIP.

The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held this Receipt and regarding the identity of any other persons then or previously interested in this Receipt and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph and such agreement shall survive any disposition of such Holder's interest in Shares or Receipts.

(13)

AVAILABLE INFORMATION.

The Company furnishes certain reports and documents to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission currently located at 100 F Street, N.E., Washington, D.C. 20549.

Dated:

THE BANK OF NEW YORK,

as Depositary

By ____________________________

  (Authorized Officer)

The address of the Principal Office of the Depositary is 101 Barclay Street, New York, New York 10286.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14)

DIVIDENDS AND DISTRIBUTIONS, RIGHTS.

Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution (on liquidation or otherwise) by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.8 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall promptly distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.8 of the Deposit Agreement) to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian on account of taxes or other governmental charges.

Whenever the Depositary or the Custodian receives currency other than Dollars ("foreign currency") by way of dividends or other distributions or net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, in the reasonable judgement of the Depositary, be converted on a reasonable basis into Dollars distributable in the United States to the Holders entitled thereto and the resulting Dollars transferred to the United States, the Depositary shall (i) as promptly as practicable convert or cause to be converted by sale or in any other manner that it may determine, such foreign currency into Dollars on the basis of an exchange rate which approximates the offer rate as quoted by the European Central Bank as of the date of receipt of such foreign currency; and (ii) distribute the amount thus received to the Holders entitled thereto in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively or, if the Depositary shall have distributed any warrants or other instruments which entitle the Holders thereof to such Dollars, then to the Holders of such warrants and/or instruments in accordance with the terms thereof.  Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise.  If at any time the Depositary shall determine, following consultation with the Company, that any currency other than United States Dollars received by the Depositary or the Custodian may not be converted on a reasonable basis into United States Dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any governmental authority or agency  thereof which is required for such conversion is not obtainable, or if any such approval or license is not obtained within a reasonable period (or is otherwise denied), (a) the Depositary may distribute such currency (or an appropriate document evidencing the right to receive such currency) received by the Depositary or the Custodian to, or may hold such currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same, or (b) the Depositary may, if any such conversion of foreign currency, in whole or in part, cannot be effected for distribution in United States Dollars to certain Holders entitled thereto, convert such foreign currency and distribute United States Dollars to the extent permissible to those Holders of Receipts for whom such conversion and distribution is practicable and distribute the balance of such foreign currency (or an appropriate document evidencing the right to receive such currency) received by the Depositary or the Custodian to, or hold such balance for the respective accounts of, the Holders of Receipts for whom such conversion and distribution is not practicable.

Whenever the Custodian or Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, as promptly as practicable, cause the securities or property received by it or by the Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively, representing such Deposited Securities, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution following consultation with the Company; provided, however, that if the Company shall so direct or if in the reasonable opinion of the Depositary such distribution cannot be made or cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary determines that such distribution is not feasible or may not be legally made to some or all Holders, the Depositary may, following consultation with the Company, adopt such method as it deems lawful, equitable and practicable for the purpose of effecting such distribution, and if the Company so requests, shall adopt a method given by the Company for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the securities or property thus received, or any part thereof, and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or  property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted, provided further, that no distribution to Holders pursuant to this paragraph shall be unreasonably delayed by any action of the Depositary or the Custodian.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without consideration of, Shares, the Depositary may, and shall, if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares evidenced by Receipts held by them, respectively, representing such Deposited Securities, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received in such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.  Until the distribution of such Receipts and net proceeds in accordance with the preceding sentence, each American Depositary Share shall also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.  Notwithstanding the foregoing, if the Company shall so direct or if for any reason (including any requirement that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after consultation with the Company, determines that a distribution in Shares is not feasible or may not be legally made to some or all Holders of Receipts, the Depositary may, following consultation with the Company, adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, and if the Company so requests, shall adopt a method given by the Company for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the Shares thus received or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall following consultation with the Company as to the procedure to be followed (a) make such  rights available to the Holders entitled thereto as provided in clause (i) below, (b) dispose of such rights on behalf of such Holders and make the net proceeds available in United States Dollars to such Holders as provided in clause (ii) below, or (c) if by the terms of such rights offering or by reason of applicable law the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the rights offering the Depositary determines, following consultation with the Company (i) that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall distribute to every Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders or (ii) that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or warrants or other instruments, at a public or private sale, at such place or places and upon such terms as it may deem reasonably proper, and allocate the net proceeds of any such sale (net of all taxes and governmental charges payable in connection with such rights and the fees of the Depositary set forth in Paragraph (8) hereof and Section 5.8 of the Deposit Agreement) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise and distribute such net proceeds to the extent practicable as in the case of a distribution of cash.  In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder, upon written notice from the Company to the Depositary to such effect and upon compliance with all the conditions and requirements of the Deposit Agreement the Depositary will make such rights or warrants available to such Holder.

In the event that the rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to any particular Holder.

(15)

RECORD DATES.

Whenever any cash dividend or other cash distribution is to be declared and paid or any distribution other than cash is to be declared and made, or whenever rights are to be issued with respect to the Deposited Securities, or whenever, for any reason, there occurs a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary receives notice of any meeting of, or solicitation of consents or proxies from, holders of Shares or other Deposited Securities or whenever the Company or the Depositary, following consultation with the Company, finds it necessary or convenient in respect of any matter, the Depositary shall, after consultation with the Company, fix a record date (the “ADR Record Date”) (a) for the determination of the Holders who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) to exercise, or to give instructions for the exercise of voting rights, if any, at any such meeting, or to receive information as to such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  To the extent practicable, the ADR Record Date shall be the same date as the date fixed by the Company to determine which holders of Shares or other Deposited Securities shall be entitled to receive such dividends, distributions or rights, or the net proceeds of the sale thereof or to attend, or to exercise voting rights at, such meeting (the “Company Record Date”), or otherwise, the ADR Record Date shall be fixed only after consultation with the Company.  If the American Depositary Shares shall be listed on any stock exchange, then the ADR Record Date shall be fixed in accordance with any applicable rules of such stock exchange.  Subject to the terms and conditions of the Deposit Agreement, the Holders on the ADR Record Date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to exercise, or to give  instructions for the exercise of, voting rights and to act in respect of any other such matter.

(16)

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Holders a notice which shall contain (i) such information as is contained in such notice of meeting or solicitation, (ii) a statement that each Holder as of the ADR Record Date will be entitled, subject to applicable provisions of law, including the laws of the Federal Republic of Germany, the Satzung and the Deposit Agreement, to exercise, or to give instructions for the exercise  of, the voting rights, if any, with respect to the whole number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts on the ADR Record Date, (iii) a statement as to the manner in which instructions with respect to voting may be given, (iv) a statement that, if no voting instructions are received on or before the date established by the Depositary upon consultation with the Company for such purpose (the "Instruction Date"), the Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian to vote such Shares or other Deposited Securities in accordance with the Recommendation (as defined below) as provided under Section 135(5) of the Stock Corporation Act of Germany (the “Stock Corporation Act”) and (v) a copy of the Recommendation (as defined below) prepared by such Custodian in accordance with Section 128(2) of the Stock Corporation Act, together with an English translation thereof.

The Company has advised that at the date of the Deposit Agreement, Section 128(2) of the Stock Corporation Act requires a Vorschlag (a “Recommendation”) be issued with respect to meeting agenda items under certain circumstances by certain German banks that may exercise voting rights on behalf of shareholders.  The Company has further advised that Section 135(5) of the Stock Corporation Act provides that if voting instructions are not received by such German banks as to such shares, such shares shall be voted in accordance with the Recommendation issued under and subject to Section 128(2) of the Stock Corporation Act.

Upon the written request of a Holder of record on the ADR Record Date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with the instructions set forth in such request.

The Depositary shall not, and shall ensure that its Custodian does not, vote or attempt to exercise the right to vote or exercise any voting discretion over the Shares or other Deposited Securities, other than in accordance with instructions received from Holders (or deemed to have been received as set forth in (iv) above and in the next paragraph).

Subject to the following paragraph, if no specific voting instructions are received by the Depositary from any Holder (provided a Notice was sent to such Holder as of the ADR Record Date) with respect to the Shares or other Deposited Securities represented by such Holder’s American Depositary Shares on or before the Instruction Date, such Holder shall be deemed to have instructed the Depositary to give a proxy to the Custodian with respect to the Shares or other Deposited Securities to vote such Shares or other Deposited Securities in accordance with the Recommendation.

The Depositary shall request that the Custodian deliver its Recommendation to the Depositary no later than twenty-one (21) calendar days after the Company has published proposed resolutions with respect to the relevant meeting in the Electronic Federal Gazette.  However, anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Depositary shall not receive the Recommendation at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities, the Depositary shall mail the Notice, if requested in writing by the Company, without such Recommendation (and without reference to any deemed proxy to be given to the Custodian), and thereafter, in any case in which no specific voting instructions are received by the Depositary form a Holder on or before the Instruction Date, no votes shall be cast at such meeting with respect to such Shares or other Deposited Securities.

In the event that, on the Company Record Date, the number of Deposited Securities on deposit under the Deposit Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions from Holders, the Depositary shall vote or cause to be voted only the number of Deposited Securities on deposit under the Deposit Agreement, in accordance with such instructions, adjusting the number of Deposited Securities voted on a pro-rated basis.

Subject to Section 5.2 of the Deposit Agreement, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for any failure to receive a timely Recommendation, for the manner in which any such vote is cast, or for the effect of any such vote, including, without limitation, any deemed proxy or proxy in connection with a Recommendation or any failure to vote in accordance with a Recommendation.

There can be no assurance that Holders generally or any Holder in particular will receive the Notice described in the preceding paragraphs sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraphs.

(17)

CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value or any reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities will be treated as Deposited Securities under the Deposit Agreement, and the American Depositary Shares evidenced hereby shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the Deposited Securities so received unless and until additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company requests, execute and deliver additional Receipts in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Paragraph (17) and Section 4.11 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, following consultation with the Company, and shall, if the Company so requests, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.3 of the Deposit Agreement.

(18)

REPORTS.

The Depositary shall make available for inspection by Holders of Receipts at its Principal Office copies of the Deposit Agreement and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary as the legal owner of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send promptly to Holders of Receipts copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.6 of the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.

(19)

TAXATION.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the Custodian is obligated to withhold, the Depositary, after consultation with the Company, may use such cash or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after  deduction of such taxes or governmental charges to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of the Deposit Agreement.

The Depositary and the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

(20)

CERTAIN RIGHTS OF THE DEPOSITARY; LIMITATIONS.

The Depositary shall not deliver Shares under the Deposit Agreement prior to the receipt and cancellation by it of Receipts for Shares.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.4 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares ("Pre-Release").  The Depositary may, pursuant to Section 5.9 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized (marked to market daily) with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Company will not incur any liability to any Holder as a result of such transactions.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from  time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Release on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Released obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(21)

LIABILITY OF THE COMPANY AND THE DEPOSITARY.

None of the Depositary, the Custodian, the Company or any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Holder of this Receipt or any other person if, by reason of any provision of any present or future law, order of any government or agency thereof or any court, decree or regulation of Germany, the United States or any other country, including any regulatory authority or stock exchange, or by reason of any provision, present or future, of the Satzung, any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or the Receipts to Holders or any other persons, other than the Depositary and the Custodian, and any agent of the Custodian or the Depositary appointed under the Deposit Agreement with the Company's prior written consent.  Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to the Depositary, except to perform such obligations as are specifically set forth in the Deposit Agreement in good faith and without negligence.  Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor  shall it be subject to any liability under the Deposit Agreement to the Custodian or any agent of the Depositary or the Custodian, except under Section 5.7 of the Deposit Agreement.  Each of the Depositary and its agents and their respective officers, directors, employees and affiliates and the Custodian and its agents and their respective officers, directors, employees and affiliates assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to the Company, Holders or any other persons, except to perform such obligations as are specifically set forth in the Deposit Agreement in good faith and without negligence.  The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.  Without limitation of the preceding, none of the Depositary or its agents, the Custodian or its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability shall be furnished as often as may be reasonably required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  Each of the Depositary and its agents, the Custodian and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote, provided that the Depositary acted in good faith.  Subject to compliance with all applicable laws, rules and regulations and subject to Section 5.9 of the Deposit Agreement, the Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(22)

RESIGNATION AND REMOVAL OF DEPOSITARY; SUBSTITUTION OF THE CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by giving  written notice of its resignation to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed  by the Company upon  written notice of such removal delivered to the Depositary, which removal shall become effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The term "Depositary" shall also refer to any successor depositary appointment pursuant to this Paragraph (22) and Section 5.4 of the Deposit Agreement.  The Depositary may at any time, upon the consent of the Company, appoint substitute or additional Custodians and the term "Custodian" shall also refer to such substitute.

(23)

AMENDMENT OF DEPOSIT AGREEMENT AND RECEIPT.

The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary.  Any amendment which shall impose or increase any fees or charges (other than  taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after the Depositary shall have given written notice of such amendment to the Holders of outstanding Receipts.  Every Holder of a Receipt at the expiration of such 30 day period shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event will any amendment impair the right of the Holder hereof to surrender this Receipt and receive herefor the whole number of Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(24)

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Company and to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement (upon 30 days' prior written notice to the Company and to the Holders) if 90 days shall have expired after the Depositary shall have delivered to the Company (receipt thereof confirmed by the Company) a written notice of its election to resign and a successor Depositary shall not have been appointed and such successor depositary shall not have accepted its appointment within such 90 days.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of receipts referred to in Section 5.8 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the greatest whole number of Deposited Securities represented by the American Depositary Shares evidenced by such surrendered Receipt, together  with a new Receipt evidencing any fractional Deposited Securities.  If any Receipts shall remain outstanding after the date of termination, the Depositary shall thereafter discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of property and rights, the conversion of Deposited Securities into cash as provided in the Deposit Agreement and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting any applicable taxes or governmental charges).  At any time after the expiration of two years from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem reasonably proper, the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  Thereafter the Depositary will be discharged from all further obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.7 of the Deposit Agreement.

(25)

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including but not limited to Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(26)

NOTICES.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by first class mail postage prepaid or airmail postage prepaid, if overseas, or sent by air courier or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when personally delivered or when the notice by courier or by letter confirming any facsimile transmission is received, and (ii) to a Holder by mail or by air courier, cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited in a post-office letter box or by personal delivery when notice is received.  The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.